Exhibit 99.1

XpresSpa Announces Second Quarter 2019 Financial Results

First quarter of positive comparable store sales since third quarter 2017

Loss from continuing operations reduced by 39.7% over prior year period

First quarter of positive Adjusted EBITDA since fourth quarter 2017

NEW YORK, August 14, 2019 - XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness company, today announced financial results for the second quarter ended June 30, 2019.

Doug Satzman, XpresSpa Group CEO, stated, “We are demonstrating significant progress in strengthening our operations and financial condition and thank our XpresSpa team for making this momentum possible. Comparable store sales rose 3.8% during the second quarter 2019, increased 1.4% on a year-to-date basis through June, and have been positive for five consecutive months from March through July. The second quarter 2019 recorded a reduction in our loss from continuing operations by 39.7% as well as marking our first quarter of positive Adjusted EBITDA since the fourth quarter 2017. This was driven not only by the strength in our comparable store sales, but also growth in our average sales per store of 4.5% and an improvement in our store margins of 320 basis points to 23.7%. A decrease in general and administrative expenses and a decrease in loss from continuing operations resulted in an Adjusted EBITDA of $441,000, an increase of $979,000 compared to the Adjusted EBITDA loss of $(538,000) in the prior year period. These ‘green shoots’ validate the strategy that we are executing and we look forward to accomplishing more during the remainder of this transitional year and beyond.”

Mr. Satzman continued, “The series of transactions that we announced over the last two months, subject to shareholder approval, will substantially improve our balance sheet through the restructuring of our short-term secured debt to long-term and the refinancing of that debt with a lower interest rate and the addition of a conversion-to-common shares feature. In addition, we announced a conversion of certain preferred shares to common, subject to shareholders’ approval. We thank our investors for their commitment and for providing us with greater flexibility as we execute our nearer-term and longer-term priorities.”

Mr. Satzman added, “We are looking at redeploying capital to maximize ROI through new store growth, renovations, and closing unprofitable stores. This year we expect to open three additional company-operated spas in airports where we currently operate high-performing spas in other terminals, while in the Austin-Bergstorm International Airport, we will be opening our first franchise-operated spa and a company-operated spa. We expect to complete five to seven renovation projects as well, making our facilities more inviting to customers and further enhancing our brand equity. Finally, we recently closed three low volume and unprofitable spas out of lease cycle that we expect will provide an immediate boost to our financial performance. This includes our single non-airport location in the World Trade Center in New York City, which alone lost over $0.5 million at the store-level over the last four quarters.”

Mr. Satzman concluded, “Forging strategic partnerships with brands committed to the wellness space are critical to accelerating our business. We are therefore pleased to have extended and broadened our relationship with Calm.com for sleep, meditation, and relaxation products through July 31, 2021 and expanded our partnership to include XpresSpa’s international portfolio. In addition, we will collaborate on testing an expanded Calm.com brick-and-mortar experience at select domestic spas over the next twelve months.”

Nearer-term priorities:

•	Staffing up through recruiting, training, and retention while managing labor costs more effectively;
o	We are reinforcing our culture by building an "XpresSpa team" mindset;
o	The retooled field leadership team put into position last fall continues to gain momentum;
o	We named Scott Milford as Chief People Officer on July 15, 2019. Mr. Milford is now responsible for attracting top talent across the organization, developing employees through training and retention, fostering a people-first culture, and elevating the customer experience;
o	We have launched an online training tool that incorporates a “gaming methodology” elevating the customer experience; and
o	Labor costs as a percentage of total revenue decreased to 45.6% in the second quarter of 2019 from 49.8% in the second quarter of 2018;
•	Building transactions through scheduling, loyalty, and launching an XpresSpa App;
o	The first phase of a new in store App launched in May within all domestic spas and has already enhanced scheduling, enabling us to gather more customer data, and reduce the number of walkaways; and
o	The second phase of the App will be customer-facing and will launch during the fourth quarter 2019 and will enable us to expand our customer loyalty and increase the frequency of our best, highest spend customers;
•	Increasing the average ticket by fixing retail supply chain issues and upselling services;
o	Our retail supply chain issues have now been addressed, providing our customers with a full assortment of the products that they seek; and
o	The average ticket rose 8.6% in the second quarter 2019 compared to the year-ago period although transactions declined 3.4% from the previous period due to shifting enplanements;
•	Selectively opening high performing new spas through a strategic approach to development;
o	We expect to open high-visibility new company-operated spas in Hartsfield–Jackson Atlanta International Airport (terminal E), Austin-Bergstrom International Airport (main terminal, section B), Philadelphia International Airport (terminal B), and Las Vegas McCarran International Airport (terminal B) during the third and fourth quarters 2019; and
o	Our first franchise spa will open in Austin-Bergstrom International Airport (main terminal, section J) during the third quarter 2019;
•	Renovating spas to elevate brand perceptions;
o	We expect to renovate five to seven spas during the second half of this year;
•	Closing spas with negative contribution;
o	We closed two spas during the second and third quarters of 2019 and our only off-airport spa during the third quarter 2019. These closures reflect our systematic pruning of underperforming locations during this transition year.

•	Managing G&A expenditures;
o	We will continue to streamline processes and reduce costs at the field and corporate level; and
o	G&A declined $1.4 million during the second quarter 2019 compared to the year-ago period and $1.1 million compared to the first quarter 2019.

Longer-term opportunities:

•	Elevating the customer experience;
•	Developing a people first culture;
•	Activating new partnerships; and
•	Bringing health and wellness innovation to the spas through new products, services, and technology.

Second Quarter 2019 Highlights

•	Total revenue was $12.9 million compared to $13.0 million in the prior year. The revenue decline was due to a net loss of three spas compared to the year-ago quarter, including one closure during the second quarter 2019, offset by a 3.8% increase in comparable store sales. Average sales per store increased 4.5%.
•	Store margin increased 14.0% to $3.1 million, or 23.7% of total revenue, from store margin of $2.7 million, or 20.5% of total revenue, for the second quarter 2018.
o	Labor costs and operating costs decreased due to leverage on comparable store sales growth, cost saving initiatives taken by management to streamline processes and reduce store level costs, and the closure of underperforming locations.
•	General and administrative expenses decreased 36.1% to $2.5 million compared to $3.9 million in second quarter 2018. The decrease is a result of our efforts to reduce administrative costs through streamlined processes at the corporate level, along with a reduction in stock-based compensation expenses versus the prior year.
•	Loss from continuing operations decreased to $1.9 million compared to $3.1 million in the second quarter of 2018.
•	Adjusted EBITDA* of $441,000 compared to Adjusted EBITDA loss of $(538,000) in second quarter 2018.

*Adjusted EBITDA is a non-GAAP financial measure; see "Use of Non-GAAP Financial Measures" below. See tables below for abbreviated financial results for the second quarters 2019 and 2018.

Liquidity and Capital Structure

XpresSpa Group, Inc. announced on July 8, 2019 that it has improved its capital structure and significantly strengthened its financial condition through a series of debt and equity transactions. This new round of funding provides the Company the necessary working capital for operations, new initiatives to improve the business and capital to continue to renovate existing spas and build new spas by the end of 2019.

Additional information and context regarding these transactions can be found in the press release issued July 8, 2019 as well as the accompanying webcast that can be accessed from the Investor Relations section of the Company’s website at http://xpresspagroup.com

Conference Call

XpresSpa Group, Inc. will host a conference call today at 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (201) 689-8263. A replay will be available after the call and can be accessed by dialing (412) 317-6671; the passcode is 13692999. The replay will be available until August 21, 2019.

The webcast can be accessed from Investor Relations section of the Company’s website at http://xpresspagroup.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related products, with 51 locations in 23 airports globally as of August 14, 2019. XpresSpa offers services that are tailored specifically to the busy travel customer. XpresSpa is committed to providing exceptional customer experiences with its innovative premium spa services, as well as exclusive luxury travel products and accessories. XpresSpa serves almost one million customers per year at its locations in the United States, Netherlands, and the United Arab Emirates. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

(203) 682-8253

XpresSpa Group, Inc. and Subsidiaries

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2019 (Unaudited)	December 31, 2018
Current assets
Cash and cash equivalents	$2,259	$3,403
Retail inventory	892	782
Other current assets	559	1,465
Assets held for disposal	109	109
Total current assets	3,819	5,759
Restricted cash	429	487
Property and equipment, net	9,684	11,795
Intangible assets, net	8,023	9,167
Operating lease right-of-use assets, net	8,882	—
Other assets	2,442	3,376
Total assets	$33,279	$30,584
Current liabilities
Accounts payable, accrued expenses and other	$8,411	$8,132
Senior secured note	—	6,500
Convertible notes, net	—	1,986
Liabilities held for disposal	40	40
Total current liabilities	8,451	16,658
Senior secured note	6,500	—
Derivative warrant liabilities	1,096	476
Operating lease liabilities	8,882	—
Other liabilities	125	315
Total liabilities	25,054	17,449
Commitments and contingencies (see Note 15)
Stockholders’ equity *
Series A Convertible Preferred stock, $0.01 par value per share; 6,968 shares authorized; 348 issued and none outstanding	—	—
Series B Convertible Preferred stock, $0.01 par value per share; 1,609,167 shares authorized; 80,458 issued and none outstanding	—	—
Series C Junior Preferred stock, $0.01 par value per share; 300,000 shares authorized; none issued and outstanding	—	—
Series D Convertible Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 23,760 shares issued and 21,287 shares outstanding with a liquidation value of $20,436	4	4
Series E Convertible Preferred Stock, $0.01 par value per share, 1,473,300 shares authorized; 48,387 shares issued and outstanding with a liquidation value of $3,023	10	10
Common stock, $0.01 par value per share; 150,000,000 shares authorized; 2,320,045 and 1,761,802 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	360	352
Additional paid-in capital	300,438	295,904
Accumulated deficit	(296,224)	(286,913)
Accumulated other comprehensive loss	(442)	(251)
Total stockholders’ equity attributable to common shareholders	4,146	9,106
Noncontrolling interests	4,079	4,029
Total stockholders’ equity	8,225	13,135
Total liabilities and stockholders’ equity	$33,279	$30,584

*Adjusted, where applicable, to reflect the impact of the 1:20 reverse stock split that became effective on February 22, 2019.

The accompanying notes form an integral part of these consolidated condensed financial statements.

XpresSpa Group, Inc. and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share data)

	Three months ended June 30,
	2019	2018
Revenue
Products and services	$12,908	$13,038
Other	—	—
Total revenue	12,908	13,038

Cost of sales
Labor	5,888	6,490
Occupancy	2,052	2,160
Products and other operating costs	1,913	1,709
Total cost of sales	9,853	10,359
General and administrative	2,496	3,904
Depreciation and amortization	1,579	1,843
Impairment of fixed assets	830	—
Impairment of goodwill	—	—
Total operating expenses	14,758	16,106
Loss from continuing operations	(1,850)	(3,068)
Interest expense	(661)	(405)
Other non-operating income (expense), net	(3,551)	589
Loss from continuing operations before income taxes	(6,062)	(2,884)
Income tax (expense) benefit	(31)	48
Loss from continuing operations after income taxes	(6,093)	(2,836)
Loss from discontinued operations, net of income taxes	—	(510)
Net loss	(6,093)	(3,346)
Net income attributable to noncontrolling interests	(245)	(177)
Net loss attributable to common shareholders	$(6,338)	$(3,523)

Loss from continuing operations	$(6,093)	$(2,836)
Other comprehensive loss from continuing operations	(170)	(136)
Comprehensive loss from continuing operations	(6,263)	(2,972)
Comprehensive loss from discontinued operations	—	(510)
Comprehensive loss	$(6,263)	$(3,482)

Loss per share attributable to common shareholders
Loss per share from continuing operations	$(3.22)	$(2.24)
Loss per share from discontinued operations	—	(0.38)
Basic and diluted net loss per common share	$(3.22)	$(2.62)
Weighted-average number of shares outstanding during the period*:
Basic	1,970,117	1,342,298
Diluted	1,970,117	1,342,298

*Adjusted to reflect the impact of the 1:20 reverse stock split that became effective on February 22, 2019.

The accompanying notes form an integral part of these consolidated condensed financial statements.

XpresSpa Group, Inc.
Reconciliation of Operating Loss From Continuing Operations
to Adjusted EBITDA Income (Loss)
($ in thousands)

	Three months ended June 30,
	2019	2018
Revenues
Products and services revenue	$12,908	$13,038
Other	—	—
Total Revenues	12,908	13,038

Cost of sales
Labor	(5,888)	(6,490)
Occupancy	(2,052)	(2,160)
Products and other operating costs	(1,913)	(1,709)
Total cost of sales	(9,853)	(10,359)

Depreciation, amortization and impairment
Depreciation and amortization	(1,579)	(1,843)
Impairment of fixed assets	(830)	—
Impairment of goodwill	—	—
Total depreciation, amortization and impairment	(2,409)	(1,843)

Total general and administrative expense	(2,496)	(3,904)

Loss from continuing operations	(1,850)	(3,068)

Interest expense	(661)	(405)
Other non-operating income (expense), net	(3,551)	589

Loss from continuing operations before income taxes	(6,062)	(2,884)
Income tax (expense) benefit	(31)	48
Loss from continuing operations	(6,093)	(2,836)
Loss from discontinued operations, net of income taxes	—	(510)
Net loss	(6,093)	(3,346)
Net income attributable to noncontrolling interests	(245)	(177)
Net loss attributable to common shareholders	$(6,338)	$(3,523)

Operating loss from continuing operations	$(1,850)	$(3,068)
Add back:
Depreciation, amortization and impairment	2,409	1,843
Goodwill impairment	—	—
Merger and acquisition, integration, and one-time costs	—	605
Stock-based compensation expense	127	259
Less:
Net income attributable to noncontrolling interests	(245)	(177)

Adjusted EBITDA (loss)	$441	$(538)

XpresSpa Group, Inc.
Same Store Sales Growth
($ in thousands)

XpresSpa regularly measures comparable store sales, which it defines as current period sales from stores opened more than 12 months compared to those same stores’ sales in the prior year period (“Comp Store Sales”). The measurement of Comp Store Sales on a daily, weekly, monthly, quarterly and year-to-date basis provides an additional perspective on XpresSpa’s total sales growth when considering the influence of new unit contribution. Revenue from Comp and Non-Comp Store sales is presented below:

	Six Months Ended June 30, 2019			Six Months Ended June 30, 2018			% Inc/(Dec)
	Comp Store	Non-Comp Store	Total	Comp Store	Non-Comp Store	Total	Comp Store
Products and Services	$23,301	$653	$23,954	$22,976	$1,862	$24,838	1.4%

Comp Store Sales increased 1.4% during the six months ended June 30, 2019 as compared to the same period in 2018. XpresSpa had 54 open locations during the first half of 2019 and 57 open locations during the first half of 2018. Comp Store sales increased despite having 3 fewer stores open primarily due to an increase in the average ticket per transaction and by fixing retail supplier issues and upselling services.

We plan to grow XpresSpa by continuing to focus on spa-level productivity and leveraging retail partnerships to increase units per transaction, which will contribute to the growth of the Comp Store Sales and through the opening of new locations.